Exhibit 16(B) - Schedule showing computation of yield performance quotations in response to Item 22 (unaudited).

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30-day yield for December 1996
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(I)  Founders Government Securities Fund
     -----------------------------------
     (A)  Total Income                $    75,516.46
     (B)  Total Expenses              $    16,380.04
     (C)  Average Shares                1,684,073.80
     (D)  Offering Price 12/31/96     $         9.04

     Formula:
                 (A-B)
     Yield = 2[((-----)+1)^6  -1]
                 (C*D)

     (2*((((75516.46-16380.04)/(1684073.8*9.04))+1)^6)-1) = 4.7068%

     Yield = 4.71%

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(II)  Founders Balanced Fund
      ----------------------
      (A)  Total Income               $ 1,314,959.95
      (B)  Total Expenses             $   365,316.82
      (C)  Average Shares              36,154,728.08
      (D)  Offering Price 12/31/96    $        10.61

      Formula:
                  (A-B)
      Yield = 2[((-----)+1)^6  -1]
                  (C*D)

      (2*((((1314959.95-365316.82)/(36154728.08*10.61))+1)^6)-1) = 2.9892%

      Yield = 2.99%

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